UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2006
CANCERVAX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (IRS Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA (Address of Principal Executive Offices)	92008 (Zip Code)
Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01. Entry into a Material Definitive Agreement.
Sublease Agreement with Genoptix, Inc.
On April 26, 2006, the Company entered into a sublease agreement (the “Sublease Agreement”) with Genoptix, Inc., a Delaware corporation, pursuant to which Genoptix will sublease 46,527 rentable square feet of the 61,618 rentable square feet currently leased by CancerVax at 2110 Rutherford Road, Carlsbad, California (the “Premises”). The term of the Sublease Agreement will commence on May 1, 2006 and will expire on June 30, 2012. Under the terms of the Sublease Agreement, Genoptix will pay monthly rent of $81,422.25 for the period August 1, 2006 through June 30, 2007, after which the monthly base rent will increase incrementally on an annual basis, reaching a maximum monthly rent of $94,390.70 for the period July 1, 2011 through June 30, 2012. Genoptix will also be required to pay to CancerVax its pro rata share of all expenses incurred in the operation or maintenance of the Premises. Under the Sublease Agreement, Genoptix will not be required to pay rent for the months of May, June and July of 2006.
The foregoing description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease Agreement. A copy of the Sublease Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Consultant Agreements
On April 26, 2006, in connection with the voluntary terminations of William R. LaRue as Senior Vice President and Chief Financial Officer of CancerVax Corporation (the “Company”) (effective June 1, 2006) and Hazel M. Aker as Senior Vice President and General Counsel of the Company (effective upon the closing of the merger with Micromet AG), the Company entered into a consultant agreement with Mr. LaRue (the “LaRue Agreement”) and a consultant agreement with Ms. Aker (the “Aker Agreement”) (collectively, the “Consultant Agreements”). The term of the LaRue Agreement will commence on June 1, 2006 and will terminate on August 15, 2006. The term of the Aker Agreement will commence on May 6, 2006 and will terminate on August 15, 2006.
The LaRue Agreement provides for payment of a consulting fee of $50,000 to Mr. LaRue on August 15, 2006 in exchange for services related to the review and facilitation of the filing of the Quarterly Report on Form 10-Q to be filed by the Company with respect to the fiscal quarter ending June 30, 2006, to review financial statements and meet with the audit committee, to facilitate the disclosure of the Company’s financial results for the second quarter of 2006 and to consult regarding post-merger activities. The Aker Agreement provides for payment of a consulting fee of $50,000 to Ms. Aker on August 15, 2006 in exchange for services related to the review and facilitation of the filing of the Quarterly Reports on Form 10-Q to be filed by the Company with respect to the fiscal quarters ending March 31, 2006 and June 30, 2006, to facilitate the disclosure of the Company’s financial results for the second quarter of 2006 and to consult regarding post-merger activities.
The foregoing description of the Consultant Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Consultant Agreements. A copy of the LaRue Agreement is attached hereto as Exhibit 10.2 and a copy of the Aker Agreement is attached hereto as Exhibit 10.3 and each is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Sublease Agreement, dated as of April 26, 2006, by and between CancerVax Corporation and Genoptix, Inc.
10.2	Consultant Agreement, dated as of April 26, 2006, by and between CancerVax Corporation and William R. LaRue.
10.3	Consultant Agreement, dated as of April 26, 2006, by and between CancerVax Corporation and Hazel M. Aker.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION

Date: May 1, 2006	By:	/s/ David F. Hale
Name: David F. Hale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sublease Agreement, dated as of April 26, 2006, by and between CancerVax Corporation and Genoptix, Inc.
10.2	Consultant Agreement, dated as of April 26, 2006, by and between CancerVax Corporation and William R. LaRue.
10.3	Consultant Agreement, dated as of April 26, 2006, by and between CancerVax Corporation and Hazel M. Aker.